                             KOLL REAL ESTATE GROUP, INC.

                                      FORM OF

                            COMMON STOCK PURCHASE WARRANT

                                _______________, 1997

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

 1.  Definitions............................................................. 1.
 2.  Exercise of Warrant..................................................... 3.
        2.1  Manner of Exercise...............................................3.
        2.2  Payment of Taxes.................................................4.
        2.3  Fractional Shares................................................4.
 3.  Transfer, Division and Combination.......................................4.
        3.1  Transfer.........................................................4.
        3.2  Division and Combination.........................................5.
        3.3  Expenses.........................................................5.
        3.4  Maintenance of Books.............................................5.
 4.  Adjustments..............................................................5.
        4.1  Stock Dividends, Subdivisions, Combinations
             and Reclassifications........................................... 5.
        4.2  Other Provisions Applicable to Adjustments under this Section....6.
 5.  Notices to Warrant Holders; Notice of Adjustments........................6.
 6.  Reservation and Authorization of Common Stock............................6.
 7.  Taking of Record; Stock and Warrant Transfer Books.......................6.
 8.  Transferability and Registration.........................................7.
        8.1  Notice of Proposed Transfers.....................................7.
        8.2  Required Registration............................................7.
        8.3  Registration Procedures..........................................8.
        8.4  Expenses; Limitations on Registration............................9.
        8.5  Indemnification..................................................9.
        8.6  Listing on Securities Exchange..................................11.
        8.7  Certain Limitations on Registration Rights......................11.
 9.  Loss or Mutilation......................................................11.
10.  Office of The Company...................................................12.
11.  Financial and Business Information......................................12.
12.  Limitation of Liability.................................................12.
13.  Miscellaneous...........................................................12.
        13.1  Nonwaiver and Expenses.........................................12.
        13.2  Notice Generally...............................................12.
        13.3  Successors and Assigns.........................................13.
        13.4  Amendment......................................................13.
        13.5  Construction...................................................13.
        13.6  Severability...................................................13.
        13.7  Headings.......................................................14.
        13.8  Governing Law; Service of Process..............................14.
        13.9  Mutual Waiver of Jury Trial....................................14.
Exhibit A
Exhibit B


                                          i.

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                             KOLL REAL ESTATE GROUP, INC.
                            COMMON STOCK PURCHASE WARRANT


                                _______________, 1997

     THIS IS TO CERTIFY THAT ___________________ or its registered assigns, is entitled, at any one time on and after the First Available Exercise Date and on or prior to the Expiration Date to purchase from KOLL REAL ESTATE GROUP, INC., a Delaware corporation (the "Company"), for no additional consideration, that number of shares of Common Stock of the Company (as hereinafter defined and subject to adjustment as provided herein) determined by dividing _________________ Dollars ($______) by the average of the per share trading price of the Company's Common Stock for the first twenty (20) Trading Day period commencing on the next Trading Day following the Closing Date, all on the terms and conditions and pursuant to the provisions hereinafter set forth.
Capitalized terms used herein and not otherwise defined, shall have the meanings set forth below.

     1.  DEFINITIONS.

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company following the date of this Warrant.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the States of California or New York.

     "Closing Date" shall mean the date on which the closing of the Recapitalization occurs.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock par value $0.05 per share of the Company, and any capital stock into which such Common Stock may thereafter be changed, and shall also include capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

     "Convertible Securities" shall mean evidences of indebtedness, options, warrants or other rights to receive shares of stock or other securities which are convertible into or exchangeable for Common Stock, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event.


                                          1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

     "Expiration Date" shall mean the date that is two (2) years following the Registration Effective Date.

     "First Available Exercise Date" shall mean the date which is twenty (20) Trading Days following the Closing Date.

     "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant and all other Convertible Securities or other rights to purchase or receive Common Stock outstanding on such date.

     "Holder" shall mean the Person or Persons in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose. In the event more than one Person is so registered, "Holder" for purposes of consent, demand or other action allowed or required to be taken hereunder by the Holder(s) of this Warrant, the word "Holder" shall refer to a simple majority in interest of such Persons.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "NASDAQ" shall mean the stock market operated by the NASD.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held exclusively by or for the account solely of the Company or any wholly-owned Subsidiary thereof (collectively, "Subsidiary-Held Shares"), and shall include all shares issuable in respect of any certificates representing fractional interests in shares of Common Stock. Subsidiary-Held Shares shall remain Subsidiary-Held Shares even if held in pledge as security unless and until such shares are foreclosed upon and record, beneficial or equitable ownership transferred.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).


                                          2.

     "Preferred Stock" shall mean any class of the Company's stock having rights, preferences or privileges senior or prior in right to any other class.

     "Recapitalization" means the Recapitalization of the Company as proposed and described in that certain Registration Statement of the Company first filed with the Commission on Form S-4 on February 20, 1997 Registration No. 333-22121.

     "Registration Effective Date" shall mean the date a registration statement first becomes effective with the Commission registering the sale and distribution of the Warrants and Warrant Stock.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

     "Subsidiary-Held Shares" shall have the meaning set forth above in the definition of "Outstanding."

     "Trading Day" shall mean any day on which NASDAQ is open for trading.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Transfer Notice" shall have the meaning set forth in Section 8.1.

     "Warrant" or Warrants" shall mean this Warrant and all warrants issued upon Transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the percentage of Fully Diluted Outstanding Shares of Common Stock for which they may be exercised. Collectively, all unexercised Warrants shall be exercisable for the exact same number of shares as this Warrant would be exercisable in the event any such Transfer or division had not occurred. Exercise of any warrant(s) shall not trigger any of the adjustments contemplated by Section 4 of this Warrant.

     "Warrant Stock" shall mean the shares of Common Stock issuable to the Holder of the Warrants upon the exercise thereof.


                                          3.

     2.  EXERCISE OF WARRANT.

            2.1 MANNER OF EXERCISE. From and after the First Available Exercise Date and until 5:00 p.m., Eastern time, on the Expiration Date, the Holder may exercise the Warrant on Business Days, for all or any part of shares (subject to adjustment as provided herein) of Common Stock then purchasable hereunder. In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 4343 Von Karman, Newport Beach, California 92660, ATTENTION: Raymond J. Pacini or at the office or agency designated by the Company pursuant to Section 11, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and (ii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 8, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice and this Warrant are received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid or agreed to be paid when finally determined.

            2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such taxes or charges are imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any Transfer involved in the issuance of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until any such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

            2.3 FRACTIONAL SHARES. The Company shall not issue a fractional share of Common Stock upon exercise of this Warrant. A fractional share otherwise issuable shall be rounded up or down to the nearest whole share.

     3.  TRANSFER, DIVISION AND COMBINATION.

            3.1 TRANSFER. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon


                                          4.

surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 10, together with a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligations under this Warrant.

            3.2 DIVISION AND COMBINATION. Subject to Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 8, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

            3.4 MAINTENANCE OF BOOKS. The Company shall maintain, at its aforesaid office or agency, books for the registration, and the registration of transfer, of this Warrant.

     4. ADJUSTMENTS. The number of shares of Common Stock for which this Warrant is exercisable shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

            4.1  STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS AND
RECLASSIFICATIONS. If at any time the Company shall with respect to its Common Stock or Convertible Securities:

                    (a) pay a dividend or make distribution to holders of the Company's securities generally of Additional Shares of Common Stock or Convertible Securities, other than convertible indebtedness or convertible Preferred Stock,

                    (b) subdivide its Outstanding shares of Common Stock into a larger number of shares of Common Stock,

                    (c) combine its Outstanding shares of Common Stock into a smaller number of shares of Common Stock, or


                                          5.

                    (d) reclassify its Common Stock (other than a change in par value, or from par value to no par value) into shares of any other class of stock; and, if the Outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the Outstanding shares of Common Stock within the meaning of this Section 4.1., then the number of shares of Common Stock for which this Warrant is exercisable after the occurrence of any such event shall be equal to
(A) the maximum number of shares of Common Stock underlying this Warrant prior to the occurrence of any such event, multiplied by (B) the number of Fully Diluted Outstanding shares of Common Stock after any such event, divided by the number of Fully Diluted Outstanding shares of Common Stock prior to any such event. Any increased number of shares of Common Stock subject to this Warrant resulting from application of the foregoing shall be allocated ratably among all shares of Common Stock subject to this Warrant prior to each such event.

            4.2 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which this Warrant is exercisable:

                    (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                    (b) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     5. NOTICES TO WARRANT HOLDERS; NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 13.2. The Company shall keep at its office or agency designated pursuant to Section 10 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

     6. RESERVATION AND AUTHORIZATION OF COMMON STOCK. From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrants and payment therefor in accordance with the terms of such Warrants, shall be duly and validly issued, fully paid and nonassessable, and shall not be subject to preemptive rights.

     7. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 requires the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in the prevention of or delay in the exercise or transfer of any Warrant.

     8. TRANSFERABILITY AND REGISTRATION. This Warrant and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and state law, with respect to the Transfer of this Warrant or any Warrant Stock. Holder, by


                                          6.

acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

            8.1 NOTICE OF PROPOSED TRANSFERS. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Warrant Stock, the holder of such Warrants or Warrant Stock shall give prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and during any period in which the Warrants or Warrant Stock are not covered by an effective registration statement permitting their Transfer, shall obtain and deliver to the Company an opinion in form and substance reasonably satisfactory to the Company (addressed to the Company and upon which the Company may rely) from counsel to such holder who shall be reasonably satisfactory to the Company, that the proposed Transfer of such Warrants or such Warrant Stock may be effected without registration under the Securities Act and any applicable state securities law(s). During any period in which such Warrants or Warrant Stock are not covered by an effective registration statement, after receipt of the Transfer Notice and opinion, as applicable, the Company shall, within five (5) Business Days thereof, notify the holder of such Warrants or Warrant Stock and such holder shall thereupon be entitled to Transfer such Warrants or such Warrant Stock, in accordance with the terms of the Transfer Notice. During any period in which such Warrants or Warrant Stock are covered by an effective registration statement, Holder may immediately Transfer such Warrants or Warrant Stock subject to any state blue sky laws which may restrict such Transfer. Each certificate, if any, evidencing Warrants or shares of Warrant Stock issued upon a Transfer which occurs during any period in which such Warrants or Warrant Stock are not covered by an effective registration statement shall bear appropriate restrictive legends, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act and any applicable state securities law(s).

            8.2 REQUIRED REGISTRATION. The Company shall, as expeditiously as is possible, use its commercially reasonable efforts to effect and continue the registration under the Securities


                                          7.

Act of the Warrants and all shares of Warrant Stock for sale, all to the extent required to permit the disposition of the Warrants and the Warrant Stock so registered during the Exercise Period; provided, however, that the Company shall not be required to effect more than one registration of the Warrants or any Warrant Stock pursuant to this Section 8.2. If the Company furnishes to the Holder a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to remain effective as long as such registration statement would otherwise be required to remain effective, the Company shall have the right to suspend such effectiveness for a period of not more than 120 days; provided that, if effectiveness of such registration statement is suspended pursuant to this provision, the period of such suspension shall be added to the end of the period that such registration statement would otherwise be required to be effective hereunder and the Exercise Period shall be extended so that the aggregate number of days that such registration statement is required to remain effective hereunder and the aggregate number of days that the Warrants remain exercisable with such an effective registration statement in place shall remain unchanged. Holder agrees that during any period in which the effectiveness of a registration statement is suspended, Holder will discontinue disposition of Warrants or Warrant Stock pursuant to such registration statement and will comply with the terms of Section 8.1 applicable to Transfers occurring when there is no effective registration statement in place with respect to any Transfer of Warrants or Warrant Stock.

            8.3 REGISTRATION PROCEDURES. In connection with the Company's above described obligation to use its commercially reasonable efforts to effect the registration of the Warrants and Warrant Stock under the Securities Act, the Company will, subject to the provisions of Section 8.2 above, as expeditiously as possible use its commercially reasonable efforts to:

                    (a) prepare and file with the Commission a registration statement with respect to such securities and to cause such registration statement to become and remain effective during the Exercise Period;

                    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during the Exercise Period;

                    (c) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                    (d) register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request in light of such Holder's intended plan of distribution (provided, however, that the Company shall have no such obligation in the event the Company's shares are traded on a national securities exchange or national market


                                          8.

system, and provided further that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process or subject itself to taxation in any such jurisdiction), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

                    (e) otherwise comply with all applicable rules and regulations of the Commission applicable to the registration of the Warrants and the Warrant Stock; and

                    (f) notify each selling Holder of such registrable securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by the registration statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment.

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the securities which are to be registered that the Holder of Warrants or Warrant Stock shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3(f) hereof, such selling Holder will forthwith discontinue disposition of Warrants and Warrant Stock pursuant to the registration statement covering such securities and will comply with the terms of Section 8.1 applicable to Transfers occurring when there is no effective registration statement in place with respect to any Transfer of Warrants or Warrant Stock until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 8.3(f) hereof, and, if so directed by the Company such selling Holder will deliver to the Company all copies, other than permanent file copies then in such selling Holder's possession, of the most recent prospectus covering the securities covered by registration statement at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective and the Exercise Period by the number of days during the period from and including the date of the giving of notice pursuant to Section 8.3(f) hereof to the date when the Company shall make available to the selling Holders of the securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 8.3(f) hereof.

            8.4 EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incurred in complying with the Company's registration requirements described in this
Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD,


                                          9.

printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 8.3(d), shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter, broker or counsel in respect of the securities sold by such holder of Warrants or Warrant Stock.

            8.5  INDEMNIFICATION.

                    (a) Upon registration of any of the Warrant Stock under the Securities Act pursuant to this Section 8, the Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers, and each other Person who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                    (b) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided to the Company by such Holder of such Warrant Stock contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that such Holder's obligation under this Section 8.5(b) to indemnify


                                         10.

and hold harmless the Company shall in no event exceed the damage attributable solely to the inclusion of such written information in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities.

               The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by persons specifically for inclusion in any prospectus or registration statement.

               (c) If the indemnification provided for in this Section 8.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 8.5 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    Notwithstanding any other provisions of this Warrant, the Company shall not be liable in any case to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in any registration statement or prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the registration statement and the Holder thereafter fails to deliver such registration statement or prospectus as so amended or supplemented prior to or concurrently with the sale of the securities covered by such registration statement to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same.


                                         11.

            8.6 LISTING ON SECURITIES EXCHANGE. If and so long as the Company shall list any shares of Common Stock on NASDAQ or any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable NASDAQ or securities exchange rules, issuable upon the exercise of this Warrant concurrently with registration of such shares under the Securities Act for so long as any shares of Common Stock shall be so listed during any such Exercise Period.

            8.7 CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of Section 8, the Company shall not be obligated to continue to maintain an effective registration statement registering the Warrants or Warrant Stock of any Holder if (x) in the opinion of counsel to the Company, the sale or other disposition of such Holder's Warrants or Warrant Stock, in the manner proposed by such Holder may be effected without registration of such Warrants or Warrant Stock under the Securities Act.

     9. LOSS OR MUTILATION. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

     10. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive office of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify Holder in writing prior to any change of the address of the office at which the Warrants may be presented.

     11. FINANCIAL AND BUSINESS INFORMATION. The Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder upon written request by Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act, filed by the Company with
(i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed (provided, however, that the Company may request filing extensions pursuant to Rule 12b-25 under the Securities and Exchange Act of 1934, as amended).

     12. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to exercise the Warrant and acquire shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


                                         12.

     13.  MISCELLANEOUS.

            13.1 NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company shall operate as a waiver of such right or otherwise prejudice the Company's rights, powers or remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            13.2 NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered (i) in person with receipt acknowledged,
(ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and that is confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or
(iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    (a) If to any Holder or holder of Warrant Stock, at its last known address or facsimile transmission number appearing on the books of the Company maintained for such purpose.

                    (b)  IF TO THE COMPANY TO:

                         Koll Real Estate Group, Inc.
                         4343 Von Karman Avenue
                         Newport Beach, California  92660
                         Attention:  Raymond J. Pacini
                         Fax:  (714) 261-6550

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.


                                         13.

            13.3  SUCCESSORS AND ASSIGNS.  Subject to the provisions of Sections
3.1 and 8, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

            13.4 AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

            13.5 CONSTRUCTION. The parties hereby acknowledge that they participated jointly in the preparation of this Warrant. Each party to this Warrant has had the opportunity to review, comment upon and redraft this Warrant. It is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party. This Agreement is to be enforced and governed by and under the laws of the State of Delaware.

            13.6 SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            13.7 HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            13.8 GOVERNING LAW; SERVICE OF PROCESS. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

            13.9 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE COMPANY AND HOLDER HEREOF WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE COMPANY AND HOLDER HEREOF DESIRE THAT THEIR DISPUTES PERTAINING TO THE WARRANT BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY AND HOLDER HEREOF WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION SEEKING ENFORCEMENT OF THE PARTIES' RIGHTS UNDER THIS WARRANT.


                                         14.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

                                        KOLL REAL ESTATE GROUP, INC.


                                           By:
                                             ------------------------------
                                             Raymond J. Pacini
                                             Executive Vice President and
                                               Chief Financial Officer


                                         15.

                                      EXHIBIT A

                                  SUBSCRIPTION FORM

                    (To be executed only upon exercise of Warrant)




     The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of_______Shares of Common Stock of Koll Real Estate Group, Inc., all on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to________________________ whose address is ___________________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                              ----------------------------------
                              (Name of Registered Owner)



                              ----------------------------------
                              (Signature of Registered Owner)



                              ----------------------------------
                              (Street Address)



                              ----------------------------------
                              (City) (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                      EXHIBIT B

                                   ASSIGNMENT FORM




              FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under such Warrant, with respect to the number of shares of Common Stock set forth below:


NAME AND ADDRESS OF ASSIGNEE           NO. OF SHARES OF
                                            COMMON STOCK





and does hereby irrevocably constitute and appoint____________________________ attorney-in-fact to register such transfer on the books of Koll Real Estate Group, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                  Print Name:
     --------------                ------------------------

                                  Signature:
                                            --------------------

                                  Witness:
                                          -----------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.